UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 15, 2009

BETA MUSIC GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

(Former Name of Registrant)

Florida

(State or Other Jurisdiction of Incorporation)

000-53729	26-0582871
(Commission File Number)	(IRS Employer Identification No.)

160 East 65th Street New York, NY	10065
(Address of Principal Executive Offices)	(Zip Code)

(212) 249-4900

(Registrant’s Telephone Number, Including Area Code)

7359 Ballantrae Court
Boca Raton, Florida 33496

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.01          Change in Control of Registrant

On December 16, 2009 pursuant to the terms and conditions of a Stock Purchase and Sale Agreement executed between Mark Teitelbaum (the “Purchaser”) and certain selling shareholders a total of 13,711,676 shares of the Company’s common stock (the “Shares”) out of a total of 16,555,315 issued and outstanding shares of the Company’s common stock was sold in a private transaction including 12,715,092 shares of common stock owned by Michelle Tucker, the Company’s former chief executive officer and director, and certain affiliates of Ms. Tucker.

Also in connection with the Stock Purchase and Sale Agreement, the stockholders owning the 2,843,639 shares of common stock that did not sell their stock in this transaction, were granted anti-dilution rights with the effect that their aggregate, collective interests in the Company shall not be less than 10% of the total issued and reserved shares of the Company’s capital stock with any shares being issued to the Tucker Family Spendthrift Trust as escrow agent for the benefit of all recipients.

The purchase price for the Shares was $200,000, all of which was paid at Closing. The Purchaser used his own funds in connection with the purchase of the Shares.

In connection with the purchase and sale of the Shares, Michelle Tucker, Marshall Freeman and Francisco Del resigned from the Company’s Board of Directors. Also in connection with the purchase and sale of the Shares, Michelle Tucker tendered her resignation as the Company’s sole officer.

Concurrent with the resignations of the Company’s officers and directors, Edwin Mendlinger was appointed our sole officer and director.

Officers and Directors:

Edwin Mendlinger: Mr. Mendlinger currently serves as our sole officer and director. He has been involved in investment banking for over 40 years. He has been instrumental in structuring a variety of investment banking transactions, including initial public offerings, reverse mergers, consolidations and restructuring both as a principal and agent. He was the founder of Mendlinger, Snyder Inc., formerly a FINRA member firm. He currently works as an independent consultant in New York. He attended New York University receiving his Bachelor of Science degree in accounting with a minor in finance.

New Business Objective:

Management intends to look for business opportunities in a variety of fields. Their goal is to identify companies who want to take advantage of the opportunity to be acquired by a public company.

Control Shareholder:

Mark Teitelbaum: Mr. Teitelbaum, age 43, purchased the 13,711,676 shares of common stock pursuant to the terms and conditions of the Stock Purchase and Sale Agreement. Mr. Teitelbaum is our principal shareholder. Mr. Teitelbaum has been engaged in various business ventures. For the last five years, he has served as president of MTEL Investments which specializes in real estate ventures.

Item 5.02          Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As more fully set forth in Item 5.01 above, Michelle Tucker, Marshall Freeman and Francisco Del resigned from the Company’s Board of Directors and Michelle Tucker tendered her resignation as the Company’s sole officer. Their respective resignations were tendered as a result of the execution of the Stock Purchase and Sale Agreement. There was no disagreement between any officer or director and the Company.

The resignations were effective as of December 15, 2009.

The Company has not yet entered into any type of compensatory agreement with any of its newly appointed officers or directors.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1   Stock Purchase and Sale Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 18, 2009

Beta Music Group, Inc.

By:	/s/ Edwin Mendlinger Edwin Mendlinger Chief Executive Officer